Exhibit 99.1

Blackstone Reports First Quarter 2012 Results

Economic Net Income was $432 million for the first quarter of 2012, driven by strong growth and appreciation across Blackstone’s funds. Distributable Earnings were $162 million for the first quarter of 2012.

GAAP Results Attributable to The Blackstone Group L.P. were net income of $58 million in the first quarter of 2012, which includes net IPO and acquisition-related charges.

Total Assets Under Management increased 27% to $190 billion at March 31, 2012 from $150 billion at March 31, 2011, while Fee-Earning Assets Under Management increased 26% to a record $156 billion at March 31, 2012, from $124 billion at March 31, 2011.

Blackstone declares a quarterly distribution of $0.10 per common unit.

New York, April 19, 2012: The Blackstone Group L.P. (NYSE: BX) today reported its first quarter 2012 results.

Economic Net Income (“ENI”) was $432.3 million for the first quarter of 2012, a decrease of $138.7 million compared to ENI of $571.0 million for the first quarter of 2011. The decrease in ENI was principally due to a lower rate of increase in the carrying value of assets in the first quarter of 2012 compared to the first quarter of 2011, partially offset by an increase of $71.1 million, or 17%, in Management and Advisory Fees to $496.8 million.

Blackstone’s managed assets demonstrated consistently strong growth with Fee-Earning Assets Under Management and Total Assets Under Management rising to a record $156.3 billion and $190.1 billion, respectively, at March 31, 2012, driven both by inflows and investment appreciation during the quarter. The Blackstone funds had $37.8 billion of committed but uninvested capital, or “dry powder”, at the end of the first quarter of 2012.

For the first quarter of 2012, Total Segment Revenues were $974.1 million, down from $1.2 billion for the first quarter of 2011 due to lower Performance Fees and lower Investment Income. Total Management Fees increased to $496.8 million, up 17% from $425.7 million for the first quarter of 2011, principally due to the increase in Fee-Earning Assets Under Management. Performance Fees decreased 36% to $385.8 million for the first quarter of 2012 driven by decreases in the Real Estate and Private Equity segments. The decreases in Performance Fees and Investment Income in the Real Estate and Private Equity segments were due to a slowing in the appreciation in the carrying value of assets compared to the prior year quarter.

Total Segment Expenses were $473.8 million for the first quarter of 2012, a decrease from $504.6 million for the first quarter of 2011, primarily due to the decrease of $67.6 million in Performance Fee Compensation. Compensation was up 13% to $254.8 million, principally as a result of increased investment across Blackstone supporting its continued strong growth in assets under management. Blackstone’s non-compensation expenses were up 6% from the first quarter of 2011 driven mostly by professional fees, financing activities and occupancy costs related to continuing global expansion and the launch of new products.

GAAP results for the first quarter of 2012 included Revenues of $952.0 million, compared to $1.2 billion for the first quarter of 2011, and Net Income Attributable to The Blackstone Group L.P. of $58.3 million, compared to a net income of $42.7 million for the first quarter of 2011.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone’s first-quarter results demonstrate our ability to generate strong returns for our investors through market cycles and across asset classes, and attract new capital. Every one of our investing businesses experienced both net capital inflows as well as value appreciation in the quarter. This resulted in total assets under management of $190 billion, a firm record, up an impressive 27% year over year. We continue to invest in the firm’s ability to identify and source exclusive transactions on a global basis, as well as our operations capabilities, to sustain our outperformance over the long-term. And as markets continue to heal, we are well positioned to take advantage of more opportunities to convert value creation to both returns for our limited partners and cash earnings for our public unit holders.”

The table below details Blackstone’s ENI, Net Fee Related Earnings from Operations, Distributable Earnings and Fee-Earning Assets Under Management as of, and for, the quarters ended March 31, 2012 and 2011. ENI, Total Segments includes unrealized gains (losses) and the direct compensation impact related to those gains (losses), but excludes IPO and acquisition-related charges.

	As of and for the Three Months Ended March 31,		Variance
	2012	2011	$	%
	(Dollars in Thousands, Except per Unit Amounts)
Economic Net Income, Total Segments	$500,268	$659,671	$(159,403)	-24%
Provision for Income Taxes (a)	67,932	88,631	(20,699)	-23%

Economic Net Income, After Taxes	$432,336	$571,040	$(138,704)	-24%

Economic Net Income, After Taxes per Adjusted Unit (b)	$0.39	$0.51	$(0.12)	-24%

Net Fee Related Earnings from Operations	$138,025	$98,546	$39,479	40%

Distributable Earnings	$162,121	$201,915	$(39,794)	-20%

Distributable Earnings per Common Unit (c)	$0.15	$0.18	$(0.03)	-17%

Fee-Earning Assets Under Management
Private Equity	$37,323,635	$35,892,804	$1,430,831	4%
Real Estate	36,647,462	26,454,012	10,193,450	39%
Hedge Fund Solutions	40,543,772	35,847,002	4,696,770	13%
Credit Businesses	41,746,577	25,838,878	15,907,699	62%

Total Fee-Earning Assets Under Management	$156,261,446	$124,032,696	$32,228,750	26%

(a)	Represents the implied provision for income taxes calculated using a similar methodology applied in calculating the tax provision for The Blackstone Group L.P.
(b)	Adjusted Units represents the weighted-average unit count for Economic Net Income purposes. A reconciliation of this item to the comparable GAAP measure is presented in Exhibit 4 to this release.
(c)	See Exhibit 4 for the calculation of Distributable Earnings Units Outstanding.

SEGMENT REVIEW

Private Equity

Private Equity had revenues of $170.7 million for the first quarter of 2012, compared to $273.7 million in the first quarter of 2011. The decrease from the first quarter of 2011 was principally due to a $76.9 million decrease in Performance Fees, a $17.2 million decrease in Transaction and Other Fees, and a $16.7 million decrease in Investment Income.

The carrying value of the segment’s investments increased by 4.9% in the first quarter of 2012 due to positive performance from investments in the retail/consumer and industrial sectors in the general Private Equity funds in addition to the positive performance of the segment’s publicly traded companies. The Private Equity portfolio continued to perform well with a majority of the portfolio companies exhibiting year over year revenue and EBITDA growth in 2011 and for the first quarter of 2012. As of March 31, 2012, the unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, for Blackstone’s contributed Private Equity funds was 1.5 times investors’ original investments. On a realized/partially realized basis, this multiple was 2.2 times investors’ original investments.

ENI for the Private Equity segment was $90.0 million for the first quarter of 2012, down from $176.8 million in 2011, principally as a result of lower Performance Fees.

Fee-Earning Assets Under Management were $37.3 billion at March 31, 2012 compared to $35.9 billion at March 31, 2011. The increase was due principally to the commencement of the investment period for the energy-focused fund and the final close of the BCP VI fund.

Limited Partner Capital Invested during the first quarter of 2012 was $643.4 million, essentially flat compared to $652.9 million during the first quarter of 2011. Dry powder for Private Equity was $16.9 billion as of March 31, 2012. Blackstone’s Private Equity segment’s funds had $128.9 million of Limited Partner Capital committed to transactions which had not yet closed as of March 31, 2012.

Real Estate

Real Estate had revenues of $427.2 million for the first quarter of 2012, compared to $555.6 million in 2011. First quarter 2012 revenues decreased $128.5 million from the first quarter of 2011, principally due to declines in Performance Fees and Investment Income, partially offset by a $52.4 million, or 55%, increase in Base Management Fees.

The carrying value of assets in contributed Real Estate funds, including fee-paying co-investments, increased 4.0% for the first quarter of 2012. The continued improvement in operating fundamentals and historically low levels of new supply as well as the strong performance of the segment’s publicly traded retail investments, resulted in increases in the carrying values of assets within the contributed Real Estate funds, including fee-paying co-investments. During the first quarter of 2012, RevPAR (Revenue per Available Room) of Blackstone’s significant hospitality investments increased between 6% and 11% compared to the first quarter of 2011. As of March 31, 2012, Blackstone’s significant office investments have seen occupancy levels increase 3.6% since March 31, 2011. On a trailing twelve month basis through the end of 2011, the latest period for which financial information is available, retail sales in the segment’s mall investments were up approximately 8%. As of March 31, 2012, occupancy levels at the grocery anchored retail centers were in excess of 88%, the highest levels achieved in over 18 months. As of March 31, 2012, the unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, of Blackstone’s contributed Real Estate funds, including fee-paying co-investments, represented 1.4 times investors’ original investment. On a realized/partially realized basis, this multiple was 2.1 times investors’ original investments.

ENI for the Real Estate segment was $267.2 million for the first quarter of 2012, down from $361.9 million in the first quarter of 2011. The decrease was principally due to the revenue decline discussed above.

Fee-Earning Assets Under Management were $36.6 billion at March 31, 2012, compared to $26.5 billion at March 31, 2011. Fee-Earning Assets Under Management increased in 2012 principally due to the commencement of the BREP VII fund investment period.

Limited Partner Capital Invested during the first quarter of 2012 was $1.1 billion, up from $654.4 million during the first quarter of 2011. Dry powder for Real Estate was $13.3 billion as of March 31, 2012. Blackstone’s Real Estate segment’s funds had $654.8 million of Limited Partner Capital committed to transactions which had not yet closed as of March 31, 2012.

Hedge Fund Solutions

Hedge Fund Solutions had revenues of $117.2 million for the first quarter of 2012, compared to $105.4 million in 2011. First quarter 2012 revenues increased $11.8 million from the first quarter of 2011 principally due to increases in Performance Fees and Base Management Fees.

The returns for the underlying assets for Blackstone’s Hedge Fund Solutions’ funds were 4.0% for the first quarter of 2012.

ENI for the Hedge Fund Solutions segment was $66.4 million for the first quarter of 2012, up from $58.7 million in the first quarter of 2011. The quarterly increase was driven principally by the revenue increases discussed above.

Fee-Earning Assets Under Management for the segment grew 13% to a record $40.5 billion at March 31, 2012, compared to $35.8 billion at March 31, 2011. Net inflows for Blackstone’s Hedge Fund Solutions business came primarily from its customized and commingled investment products. Hedge Fund Solutions had $1.1 billion of net inflows of Fee-Earning Assets Under Management for the first quarter of 2012.

Credit Businesses

Credit Businesses had revenues of $180.9 million for the first quarter of 2012, compared to $156.7 million for the first quarter of 2011. The increase from the first quarter of 2011 was principally due to an increase in Base Management Fees, partially offset by a decrease in Performance Fees.

The returns of the underlying assets for Blackstone’s Credit Businesses for the first quarter of 2012 were 4.6% for the hedge funds, 7.5% for the rescue lending funds, and 6.5% for the mezzanine funds.

ENI for the Credit Businesses segment increased by 42% to $87.2 million for the first quarter of 2012 compared to $61.3 million for the first quarter of 2011. The first quarter 2012 increase in ENI was attributable principally to the higher Base Management Fees mentioned above.

Fee-Earning Assets Under Management for the segment increased $15.9 billion, or 62%, to $41.7 billion at March 31, 2012 from $25.8 billion at March 31, 2011. Acquisitions of Harbourmaster in January 2012 and the Allied Irish Banks’ CLOs during the second quarter of 2011 added $11.9 billion as of March 31, 2012. Capital returned to investors from realizations during the twelve months ended March 31, 2012 amounted to $4.0 billion. Net of these amounts and market appreciation, growth of the segment’s Fee-Earning Assets Under Management was $7.8 billion.

Dry powder of drawdown funds for the Credit Businesses segment was $6.1 billion as of March 31, 2012.

Financial Advisory

Financial Advisory had revenues of $78.2 million for the first quarter of 2012 compared to $72.8 million in 2011. The increase from first quarter 2011 was principally due to increases in Blackstone’s restructuring and reorganization business and in Blackstone Advisory Partners’ business, partially offset by a decrease in Blackstone’s fund placement business.

ENI for the Financial Advisory segment decreased $11.4 million from the first quarter of 2011 to a loss of $10.5 million primarily due to expense accruals which are calculated on a full year basis and fees related to deals that are announced but not yet closed.

CAPITAL AND LIQUIDITY

As of March 31, 2012, Blackstone had $1.1 billion in cash, Treasury cash management strategies and liquid Blackstone funds. Long-term debt totaled $1.0 billion in borrowings from the 2010 and 2009 bond issuances. Blackstone has no borrowings outstanding against its $1 billion revolving credit facility, which expires in April 2016.

DISTRIBUTION

The Blackstone Group L.P. has declared a quarterly distribution of $0.10 per common unit to record holders of common units at the close of business on May 15, 2012. This distribution will be paid on May 31, 2012.

Blackstone’s general partner maintains the right to determine the amount to be distributed from The Blackstone Group L.P.’s net after-tax share of its annual Distributable Earnings. Distributable Earnings will only be a starting point for the determination of the amount to be distributed to unitholders because in determining the amount to be distributed Blackstone will subtract from Distributable Earnings any amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law or any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter. The aggregate amounts of Blackstone’s distributions to unitholders will typically be less than its Distributable Earnings for that year.

Blackstone’s current intention is to distribute to its common unitholders substantially all of The Blackstone Group L.P.’s net after-tax share of annual Distributable Earnings less the amount of its realized investment gains and returns of capital from investments and acquisitions. This determination was made based on the continued pace of organic and inorganic growth and the potential for further strategic initiatives and the retained amount will be used for those purposes. The retained cash will be deducted from the fourth quarter distribution which is made in the first quarter of the ensuing calendar year. All distributions are subject to Blackstone’s discretion to retain additional amounts from the amount of annual Distributable Earnings to be distributed as described above.

Because Blackstone will not know what its Distributable Earnings will be for any fiscal year until the end of such year, Blackstone expects that its first three quarterly distributions in respect of any given year will remain unchanged at $0.10 per unit. For the fourth quarter of each year Blackstone expects to pay the remaining amount of the year’s Distributable Earnings less realized investment gains and returns of capital from investments and acquisitions. As such, the distributions for the first three quarters are expected to be smaller than the final quarterly distribution in respect of such year.

All of the foregoing is subject to the qualification that the declaration and payment of any distributions are at the sole discretion of Blackstone’s general partner and the general partner may change its distribution policy at any time.

Because the subsidiaries of The Blackstone Group L.P. must pay taxes and make payments under the tax receivable agreements described in Blackstone’s Annual Report on Form 10-K, the amounts ultimately distributed by The Blackstone Group L.P. to its common unitholders in respect of each fiscal year are expected to be different, on a per unit basis, than the amounts distributed by the Blackstone Holdings partnerships to the Blackstone personnel and others who are limited partners of the Blackstone Holdings partnerships in respect of their Blackstone Holdings partnership units.

# # #

Blackstone will host a conference call on April 19, 2012 at 11:00 a.m. ET to discuss first quarter 2012 results. The conference call can be accessed by dialing (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 14994355. Additionally, the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 89888968, beginning approximately two hours after the event.

Blackstone expects to host conference calls to report its 2012 results as follows: second quarter results, July 19, 2012; third quarter results, October 18, 2012 and fourth quarter and full year results, January 31, 2013.

Investor Relations Contacts:

Joan Solotar

The Blackstone Group

Tel: +1 (212) 583-5068

solotar@blackstone.com

Weston Tucker

The Blackstone Group

Tel: +1 (212) 583-5231

tucker@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 (212) 583-5871

rose@blackstone.com

About The Blackstone Group

Blackstone (NYSE:BX) is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies invested in, the companies advised and the broader global economy. Blackstone does this through the commitment of its extraordinary people and flexible capital. Blackstone’s alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end mutual funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

THE BLACKSTONE GROUP L.P.

Exhibit 1. Consolidated Statements of Operations

(Unaudited, Dollars in Thousands, Except Per Unit Data)

	Quarter Ended March 31,
	2012	2011
Revenues
Management and Advisory Fees, Net	$471,676	$412,738

Performance Fees
Realized	18,839	96,203
Unrealized	365,931	512,401

Total Performance Fees	384,770	608,604

Investment Income
Realized	16,335	12,783
Unrealized	72,826	107,395

Total Investment Income	89,161	120,178

Interest and Dividend Revenue	7,636	9,490
Other	(1,207)	2,259

Total Revenues	952,036	1,153,269

Expenses
Compensation and Benefits
Compensation	495,255	659,483
Performance Fee Compensation
Realized	12,190	14,543
Unrealized	97,322	162,525

Total Compensation and Benefits	604,767	836,551
General, Administrative and Other	142,766	129,386
Interest Expense	14,518	13,803
Fund Expenses	21,742	11,124

Total Expenses	783,793	990,864

Other Income
Net Gains (Losses) from Fund Investment Activities	288,142	(45,191)

Income Before Provision for Taxes	456,385	117,214
Provision for Taxes	38,753	38,850

Net Income	417,632	78,364
Net Income Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	39,609	22,025
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	212,293	(93,081)
Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	107,405	106,716

Net Income Attributable to The Blackstone Group L.P.	$58,325	$42,704

Net Income per Common Unit, Basic	$0.12	$0.10

Net Income per Common Unit, Diluted	$0.11	$0.09

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations

(Unaudited, Dollars in Thousands)

The tables below detail Blackstone’s Economic Net Income and Net Fee Related Earnings from Operations. Net Fee Related Earnings from Operations is a supplemental measure of after tax performance used to highlight earnings from operations excluding the income from and related profit sharing expenses of Blackstone’s performance fees and investment income, except for interest income. The reconciliation of Economic Net Income to Net Fee Related Earnings from Operations is presented in Exhibit 2b to this release.

	Three Months Ended
	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	Dec 31, 2011	Mar 31, 2012	Mar 31, 2012 vs. Mar 31, 2011
						$	%
Economic Net Income, Total Segments
Revenues
Management and Advisory Fees
Base Management Fees	$305,587	$316,474	$322,371	$336,753	$395,506	$89,919	29%
Advisory Fees	70,252	102,243	86,178	123,567	75,846	5,594	8%
Transaction and Other Fees, Net *	58,363	103,561	41,793	43,796	38,471	(19,892)	-34%
Management Fee Offsets **	(8,536)	(8,675)	(7,703)	(8,479)	(13,050)	(4,514)	-53%

Total Management and Advisory Fees	425,666	513,603	442,639	495,637	496,773	71,107	17%

Performance Fees
Realized	95,600	60,215	7,897	64,224	18,839	(76,761)	-80%
Unrealized	505,197	612,843	(465,176)	293,726	366,917	(138,280)	-27%

Total Performance Fees	600,797	673,058	(457,279)	357,950	385,756	(215,041)	-36%

Investment Income (Loss)
Realized	23,499	30,732	31,647	16,697	23,492	(7)	0%
Unrealized	102,577	106,837	(165,753)	39,028	59,914	(42,663)	-42%

Total Investment Income (Loss)	126,076	137,569	(134,106)	55,725	83,406	(42,670)	-34%
Interest Income and Dividend Revenue	9,448	9,283	10,110	10,003	9,345	(103)	-1%
Other	2,259	1,128	(1,667)	5,695	(1,207)	(3,466)	N/M

Total Revenues	1,164,246	1,334,641	(140,303)	925,010	974,073	(190,173)	-16%

Expenses
Compensation and Benefits
Compensation	224,532	272,392	238,207	225,438	254,772	30,240	13%
Performance Fee Compensation
Realized	14,543	27,711	10,543	46,730	12,190	(2,353)	-16%
Unrealized	162,525	118,097	(111,435)	47,998	97,322	(65,203)	-40%

Total Compensation and Benefits	401,600	418,200	137,315	320,166	364,284	(37,316)	-9%
Other Operating Expenses	102,975	99,363	96,932	122,072	109,521	6,546	6%

Total Expenses	504,575	517,563	234,247	442,238	473,805	(30,770)	-6%

Total Economic Net Income (Loss)	$659,671	$817,078	$(374,550)	$482,772	$500,268	$(159,403)	-24%

Total Net Fee Related Earnings from Operations	$98,546	$143,563	$107,642	$152,344	$138,025	$39,479	40%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a.  Economic Net Income and Net Fee Related Earnings from Operations — Continued

(Unaudited, Dollars in Thousands)

	Three Months Ended
	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	Dec 31, 2011	Mar 31, 2012	Mar 31, 2012 vs. Mar 31, 2011
						$	%
Private Equity
Revenues
Management Fees
Base Management Fees	$79,935	$82,297	$85,534	$84,231	$85,789	$5,854	7%
Transaction and Other Fees, Net *	35,342	52,353	21,430	23,879	18,097	(17,245)	-49%
Management Fee Offsets **	(7,889)	(7,629)	(6,498)	(5,057)	(3,782)	4,107	52%

Total Management Fees	107,388	127,021	100,466	103,053	100,104	(7,284)	-7%

Performance Fees
Realized	82,389	1,362	(17,966)	(28,392)	3,933	(78,456)	-95%
Unrealized	32,537	187,190	(270,014)	83,777	34,051	1,514	5%

Total Performance Fees	114,926	188,552	(287,980)	55,385	37,984	(76,942)	-67%

Investment Income (Loss)
Realized	17,907	3,021	20,548	3,512	13,911	(3,996)	-22%
Unrealized	29,126	76,947	(121,688)	25,091	16,469	(12,657)	-43%

Total Investment Income (Loss)	47,033	79,968	(101,140)	28,603	30,380	(16,653)	-35%
Interest Income and Dividend Revenue	3,505	3,197	3,396	3,651	2,420	(1,085)	-31%
Other	811	665	141	193	(215)	(1,026)	N/M

Total Revenues	273,663	399,403	(285,117)	190,885	170,673	(102,990)	-38%

Expenses
Compensation and Benefits
Compensation	54,924	64,633	52,388	45,611	52,547	(2,377)	-4%
Performance Fee Compensation
Realized	7,718	49	(2,443)	(3,859)	320	(7,398)	-96%
Unrealized	5,464	29,309	(44,955)	7,953	(1,052)	(6,516)	N/M

Total Compensation and Benefits	68,106	93,991	4,990	49,705	51,815	(16,291)	-24%
Other Operating Expenses	28,713	30,124	27,588	34,493	28,881	168	1%

Total Expenses	96,819	124,115	32,578	84,198	80,696	(16,123)	-17%

Total Economic Net Income (Loss)	$176,844	$275,288	$(317,695)	$106,687	$89,977	$(86,867)	-49%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a.  Economic Net Income and Net Fee Related Earnings from Operations — Continued

(Unaudited, Dollars in Thousands)

	Three Months Ended
	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	Dec 31, 2011	Mar 31, 2012	Mar 31, 2012 vs. Mar 31, 2011
						$	%
Real Estate
Revenues
Management Fees
Base Management Fees	$95,439	$97,467	$97,925	$103,947	$147,802	$52,363	55%
Transaction and Other Fees, Net *	21,543	49,288	19,551	19,128	14,412	(7,131)	-33%
Management Fee Offsets **	(505)	(745)	(880)	(2,820)	(8,627)	(8,122)	N/M

Total Management Fees	116,477	146,010	116,596	120,255	153,587	37,110	32%

Performance Fees
Realized	2,593	20,832	5,308	3,740	8,616	6,023	N/M
Unrealized	368,104	429,458	(120,176)	239,690	229,414	(138,690)	-38%

Total Performance Fees	370,697	450,290	(114,868)	243,430	238,030	(132,667)	-36%

Investment Income (Loss)
Realized	2,919	11,394	7,313	6,346	7,812	4,893	168%
Unrealized	61,406	37,332	(26,060)	19,970	25,912	(35,494)	-58%

Total Investment Income (Loss)	64,325	48,726	(18,747)	26,316	33,724	(30,601)	-48%
Interest Income and Dividend Revenue	3,288	2,989	3,195	3,430	2,552	(736)	-22%
Other	860	515	(1,390)	(1,046)	(709)	(1,569)	N/M

Total Revenues	555,647	648,530	(15,214)	392,385	427,184	(128,463)	-23%

Expenses
Compensation and Benefits
Compensation	57,627	70,651	54,986	53,507	68,889	11,262	20%
Performance Fee Compensation
Realized	1,230	9,382	2,251	1,804	4,079	2,849	N/M
Unrealized	106,501	91,021	(30,510)	57,234	58,043	(48,458)	-46%

Total Compensation and Benefits	165,358	171,054	26,727	112,545	131,011	(34,347)	-21%
Other Operating Expenses	28,366	22,971	23,495	29,027	28,924	558	2%

Total Expenses	193,724	194,025	50,222	141,572	159,935	(33,789)	-17%

Total Economic Net Income (Loss)	$361,923	$454,505	$(65,436)	$250,813	$267,249	$(94,674)	-26%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a.  Economic Net Income and Net Fee Related Earnings from Operations — Continued

(Unaudited, Dollars in Thousands)

	Three Months Ended
	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	Dec 31, 2011	Mar 31, 2012	Mar 31, 2012 vs. Mar 31, 2011
						$	%
Hedge Fund Solutions
Revenues
Management Fees
Base Management Fees	$75,612	$79,290	$79,355	$81,606	$81,821	$6,209	8%
Transaction and Other Fees, Net *	727	861	740	470	92	(635)	-87%
Management Fee Offsets **	(124)	(196)	(258)	(402)	(335)	(211)	-170%

Total Management Fees	76,215	79,955	79,837	81,674	81,578	5,363	7%

Performance Fees
Realized	893	667	5,764	4,148	3,298	2,405	N/M
Unrealized	19,253	3,441	(19,861)	(2,059)	23,187	3,934	20%

Total Performance Fees	20,146	4,108	(14,097)	2,089	26,485	6,339	31%

Investment Income (Loss)
Realized	1,341	12,855	1,023	2,503	503	(838)	-62%
Unrealized	7,120	(12,864)	(10,034)	(3,253)	8,371	1,251	18%

Total Investment Income (Loss)	8,461	(9)	(9,011)	(750)	8,874	413	5%
Interest Income and Dividend Revenue	516	472	500	537	386	(130)	-25%
Other	104	(38)	18	7,818	(127)	(231)	N/M

Total Revenues	105,442	84,488	57,247	91,368	117,196	11,754	11%

Expenses
Compensation and Benefits
Compensation	28,093	31,674	30,667	38,525	28,233	140	0%
Performance Fee Compensation
Realized	300	253	2,257	688	1,378	1,078	N/M
Unrealized	5,358	2,955	(7,214)	(865)	7,294	1,936	36%

Total Compensation and Benefits	33,751	34,882	25,710	38,348	36,905	3,154	9%
Other Operating Expenses	13,008	16,075	14,421	21,568	13,934	926	7%

Total Expenses	46,759	50,957	40,131	59,916	50,839	4,080	9%

Total Economic Net Income	$58,683	$33,531	$17,116	$31,452	$66,357	$7,674	13%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a.  Economic Net Income and Net Fee Related Earnings from Operations — Continued

(Unaudited, Dollars in Thousands)

	Three Months Ended
	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	Dec 31, 2011	Mar 31, 2012	Mar 31, 2012 vs. Mar 31, 2011
						$	%
Credit Businesses
Revenues
Management Fees
Base Management Fees	$54,601	$57,420	$59,557	$66,969	$80,094	$25,493	47%
Transaction and Other Fees, Net *	745	849	(26)	312	5,725	4,980	N/M
Management Fee Offsets **	(18)	(105)	(67)	(200)	(306)	(288)	N/M

Total Management Fees	55,328	58,164	59,464	67,081	85,513	30,185	55%

Performance Fees
Realized	9,725	37,354	14,791	84,728	2,992	(6,733)	-69%
Unrealized	85,303	(7,246)	(55,125)	(27,682)	80,265	(5,038)	-6%

Total Performance Fees	95,028	30,108	(40,334)	57,046	83,257	(11,771)	-12%

Investment Income (Loss)
Realized	1,235	3,236	2,807	4,021	683	(552)	-45%
Unrealized	4,532	5,437	(7,800)	(2,877)	9,211	4,679	103%

Total Investment Income (Loss)	5,767	8,673	(4,993)	1,144	9,894	4,127	72%
Interest Income and Dividend Revenue	453	902	1,404	610	2,425	1,972	N/M
Other	98	(47)	(132)	(772)	(238)	(336)	N/M

Total Revenues	156,674	97,800	15,409	125,109	180,851	24,177	15%

Expenses
Compensation and Benefits
Compensation	29,549	33,071	40,533	25,435	37,143	7,594	26%
Performance Fee Compensation
Realized	5,295	18,027	8,478	48,097	6,413	1,118	21%
Unrealized	45,202	(5,188)	(28,756)	(16,324)	33,037	(12,165)	-27%

Total Compensation and Benefits	80,046	45,910	20,255	57,208	76,593	(3,453)	-4%
Other Operating Expenses	15,357	10,226	11,210	13,162	17,096	1,739	11%

Total Expenses	95,403	56,136	31,465	70,370	93,689	(1,714)	-2%

Total Economic Net Income (Loss)	$61,271	$41,664	$(16,056)	$54,739	$87,162	$25,891	42%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a.  Economic Net Income and Net Fee Related Earnings from Operations — Continued

(Unaudited, Dollars in Thousands)

	Three Months Ended
	Mar 31, 2011	Jun 30, 2011	Sep 30, 2011	Dec 31, 2011	Mar 31, 2012	Mar 31, 2012 vs. Mar 31, 2011
						$	%
Financial Advisory
Revenues
Advisory Fees	$70,252	$102,243	$86,178	$123,567	$75,846	$5,594	8%
Transaction and Other Fees, Net	6	210	98	7	145	139	N/M

Total Advisory and Transaction Fees	70,258	102,453	86,276	123,574	75,991	5,733	8%

Investment Income (Loss)
Realized	97	226	(44)	315	583	486	N/M
Unrealized	393	(15)	(171)	97	(49)	(442)	N/M

Total Investment Income (Loss)	490	211	(215)	412	534	44	9%
Interest Income and Dividend Revenue	1,686	1,723	1,615	1,775	1,562	(124)	-7%
Other	386	33	(304)	(498)	82	(304)	-79%

Total Revenues	72,820	104,420	87,372	125,263	78,169	5,349	7%

Expenses
Compensation and Benefits
Compensation	54,339	72,363	59,633	62,360	67,960	13,621	25%

Total Compensation and Benefits	54,339	72,363	59,633	62,360	67,960	13,621	25%
Other Operating Expenses	17,531	19,967	20,218	23,822	20,686	3,155	18%

Total Expenses	71,870	92,330	79,851	86,182	88,646	16,776	23%

Total Economic Net Income (Loss)	$950	$12,090	$7,521	$39,081	$(10,477)	$(11,427)	N/M

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total

Segments, Economic Net Income (Loss), of Total Segments, Economic Net Income (Loss) to Net

Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to

Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and

Amortization from Net Fee Related Earnings from Operations to Net Fee Related Earnings from Operations

(Unaudited, Dollars in Thousands)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2011	2011	2011	2011	2012
Income (Loss) Before Provision (Benefit) for Taxes	$117,214	$248,796	$(994,412)	$740,603	$456,385
IPO and Acquisition-Related Charges (a)	427,227	430,829	264,068	147,808	244,897
Amortization of Intangibles (b)	44,174	44,905	45,665	51,178	50,888
(Income) Loss Associated with Non- Controlling Interests in (Income) Loss of Consolidated Entities (c)	71,056	92,548	310,129	(456,817)	(251,902)

Total Segments
Total Segments, Economic Net Income (Loss)	659,671	817,078	(374,550)	482,772	500,268
Performance Fees Adjustment (d)	(600,797)	(673,058)	457,279	(357,950)	(385,756)
Investment Income (Loss) Adjustment (e)	(126,076)	(137,569)	134,106	(55,725)	(83,406)
Investment Income (Loss) — Blackstone’s Treasury Cash Management Strategies (f)	1,302	4,038	(3,011)	2,271	6,310
Performance Fee Compensation and Benefits Adjustment (g)	177,068	145,808	(100,892)	94,728	109,512
Taxes Payable (h)	(12,622)	(12,734)	(5,290)	(13,752)	(8,903)

Net Fee Related Earnings from Operations	98,546	143,563	107,642	152,344	138,025
Realized Performance Fees (i)	81,057	32,504	(2,646)	17,494	6,649
Realized Investment Income (j)	23,499	30,732	31,647	16,697	23,492
Adjustment Related to Realized Investment Income — Blackstone’s Treasury Cash Management Strategies (k)	(1,010)	(2,343)	(309)	(2,395)	(5,897)
Other Payables Including Payable Under Tax Receivable Agreement	(177)	(13,578)	(10,589)	(5,954)	(148)

Distributable Earnings	$201,915	$190,878	$125,745	$178,186	$162,121

Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (l)	$137,423	$183,770	$140,190	$255,702	$178,596

(a)	This adjustment adds back to Income (Loss) Before Provision (Benefit) for Taxes amounts for Transaction-Related Charges which include principally equity-based compensation charges associated with Blackstone’s initial public offering and long-term retention programs outside of annual deferred compensation and other corporate actions.
(b)	This adjustment adds back to Income (Loss) Before Provision (Benefit) for Taxes amounts for the Amortization of Intangibles which are associated with Blackstone’s initial public offering and other corporate actions.
(c)	This adjustment adds back to Income (Loss) Before Provision (Benefit) for Taxes the amount of (Income) Loss Associated with Non-Controlling Interests in (Income) Loss of Consolidated Entities and includes the amount of Management Fee Revenues associated with Consolidated CLO Entities.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total

Segments, Economic Net Income (Loss), of Total Segments, Economic Net Income (Loss) to Net

Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to

Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and

Amortization from Net Fee Related Earnings from Operations to Net Fee Related Earnings from Operations

(Unaudited, Dollars in Thousands)

(d)	This adjustment removes from ENI the total segment amount of Performance Fees.
(e)	This adjustment removes from ENI the total segment amount of Investment Income (Loss).
(f)	This adjustment represents the realized and unrealized gain on Blackstone’s Treasury cash management strategies which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.
(g)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees.
(h)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.
(i)	Represents the adjustment for realized Performance Fees net of corresponding actual amounts due under Blackstone’s profit sharing plans related thereto.
(j)	Represents the adjustment for Blackstone’s Investment Income (Loss) — Realized.
(k)	Represents the elimination of Realized Investment Income attributable to Blackstone’s Treasury cash management strategies which is a component of both Net Fee Related Earnings from Operations and Realized Investment Income (Loss).
(l)	Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations represents Net Fee Related Earnings from Operations adding back the implied cash taxes payable component from the Distributable Earnings reconciliation presented above, which is included in (h), segment interest and depreciation and amortization, and segment amortization of non-cash deferred compensation awards. The cash taxes payable component of (h) was $12.6 million, $12.7 million, $5.3 million, $13.8 million and $8.9 million for the three months ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, and March 31, 2012, respectively. Interest was $12.7 million, $13.1 million, $12.6 million, $14.8 million and $13.6 million for the three months ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, and March 31, 2012, respectively. Depreciation and amortization was $8.2 million, $7.8 million, $8.3 million, $8.5 million and $10.3 million for the three months ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, and March 31, 2012, respectively. Amortization of non-cash deferred compensation was $5.4 million, $6.6 million, $6.4 million, $66.3 million and $7.8 million for the three months ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, and March 31, 2012, respectively.

THE BLACKSTONE GROUP L.P.

Exhibit 3.  Distributable Earnings

(Dollars in Thousands)

The following table calculates Blackstone’s Distributable Earnings. Distributable Earnings is a supplemental measure of performance to assess amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

	Three Months Ended March 31,
	2012	2011
Fee Related Earnings
Revenues
Total Management and Advisory Fees (a)	$496,773	$425,666
Interest and Dividend Revenue (a)	9,345	9,448
Other (a)	(1,207)	2,259
Investment Income — Blackstone’s Treasury Cash Management Strategies (b)	6,310	1,302

Total Revenues	511,221	438,675

Expenses
Compensation and Benefits — Compensation (a)	254,772	224,532
Other Operating Expenses (a)	109,521	102,975
Cash Taxes (c)	8,903	12,622

Total Expenses	373,196	340,129

Net Fee Related Earnings from Operations	138,025	98,546

Performance Fees, Net of Related Compensation
Performance Fees — Realized (a)	18,839	95,600
Compensation and Benefits — Performance Fee Compensation — Realized (a)	(12,190)	(14,543)

Total Performance Fees, Net of Related Compensation	6,649	81,057

Investment Income and Other
Investment Income — Realized (a)	23,492	23,499
Adjustment Related to Realized Investment Income — Blackstone’s Treasury Cash Management Strategies (d)	(5,897)	(1,010)
Other Payables Including Payable Under Tax Receivable Agreement	(148)	(177)

Total Investment Income and Other	17,447	22,312

Distributable Earnings	$162,121	$201,915

(a)	Represents the total segment amounts of the respective captions.
(b)	Represents the inclusion of Investment Income (Loss) from Blackstone’s Treasury cash management strategies.
(c)	Represents the provisions for and/or adjustments to income taxes that were calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.
(d)	Represents the elimination of Realized Investment Income attributable to Blackstone’s Treasury cash management strategies which is a component of Net Fee Related Earnings from Operations.

THE BLACKSTONE GROUP L.P.

Exhibit 4. Total GAAP Weighted-Average Common Units Outstanding — Basic and Diluted and

Reconciliation of Total GAAP Weighted-Average Common Units Outstanding — Diluted to

Weighted-Average Economic Net Income Adjusted Units with End of Period Economic Net Income

Adjusted Units Outstanding and Reconciliation of Total GAAP Common Units Outstanding to

Distributable Earnings Units Outstanding

The following table provides Blackstone’s Total GAAP Weighted-Average Common Units Outstanding — Basic and Diluted.

	Three Months Ended
	March 31,
	2012	2011
Total GAAP Weighted-Average Common Units Outstanding — Basic	506,985,529	447,742,389
Adjustments:
Weighted-Average Unvested Deferred Restricted Common Units	10,404,029	9,910,527

Total GAAP Weighted-Average Common Units Outstanding — Diluted	517,389,558	457,652,916

The following table provides a reconciliation of Blackstone’s Total GAAP Weighted-Average Common Units Outstanding — Diluted to Weighted-Average Economic Net Income Adjusted Units and presents the end of period Economic Net Income Adjusted Units Outstanding.

	March 31,
	2012	2011
Total GAAP Weighted-Average Common Units Outstanding — Diluted	517,389,558	457,652,916
Adjustments:
Weighted-Average Blackstone Holdings Partnership Units	602,817,069	658,290,684

Weighted-Average Economic Net Income Adjusted Units	1,120,206,627	1,115,943,600

Economic Net Income Adjusted Units, End of Period	1,119,829,138	1,113,420,282

The following table provides a reconciliation of Blackstone’s Total GAAP Common Units Outstanding to Distributable Earnings Units Outstanding.

	March 31,
	2012	2011
Total GAAP Common Units Outstanding (a)	510,868,415	464,502,284
Adjustment:
Blackstone Holdings Partnership Units	597,566,417	639,228,191

Distributable Earnings Units Outstanding (b)	1,108,434,832	1,103,730,475

(a)	Common unit holders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under the Tax Receivable Agreement and certain other tax-related payables.
(b)	Excludes units which are not entitled to distributions.

THE BLACKSTONE GROUP L.P.

Exhibit 5.  Assets Under Management

(Dollars in Thousands)

	As of and for the Periods Ended March 31,
	2012	2011
Total Assets Under Management
(End of Period)
Private Equity	$47,624,013	$43,955,392
Real Estate	48,322,760	34,990,590
Hedge Fund Solutions	43,351,275	39,542,086
Credit Businesses	50,776,119	31,475,397

	$190,074,167	$149,963,465

Fee-Earning Assets Under Management
(End of Period)
Private Equity	$37,323,635	$35,892,804
Real Estate	36,647,462	26,454,012
Hedge Fund Solutions	40,543,772	35,847,002
Credit Businesses	41,746,577	25,838,878

	$156,261,446	$124,032,696

Weighted-Average Fee-Earning
Assets Under Management
(For the Three Months Ended)
Private Equity	$37,491,735	$35,775,826
Real Estate	35,983,336	26,454,180
Hedge Fund Solutions	39,904,474	35,320,896
Credit Businesses	40,974,525	25,482,707

	$154,354,070	$123,033,609

THE BLACKSTONE GROUP L.P.

Exhibit 6. Limited Partner Capital Invested Metrics

(Dollars in Thousands)

	As of and for the Periods Ended March 31,
	2012	2011
Limited Partner Capital Invested (For the Three Months Ended)
Private Equity	$643,383	$652,947
Real Estate	1,143,555	654,428
Hedge Fund Solutions	4,661	196,642
Credit Businesses	928,173	154,298

	$2,719,772	$1,658,315

Fund Level Unrealized Value (a) (End of Period)
Private Equity
Cost	$22,582,054	$20,262,265

Unrealized Value	$25,625,328	$22,646,168

Real Estate
Cost	$22,115,141	$16,637,075

Unrealized Value	$29,148,492	$20,805,296

Credit Businesses
Cost	$5,715,164	$3,668,448

Unrealized Value	$6,219,299	$4,418,781

(a)	Cost and unrealized value represent the limited partners’ share, including co-investments arranged by Blackstone, of those fund level investments on which carried interest can be earned, before carried interest allocations to Blackstone, when a fund achieves cumulative investment returns in excess of a specified rate.

THE BLACKSTONE GROUP L.P.

Exhibit 7.  Definitions of Non-GAAP Financial Information

Blackstone discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in the attached press release:

•

Blackstone uses Economic Net Income, or “ENI”, as a key measure of value creation, a benchmark of its performance and in making resource deployment and compensation decisions across its five segments. ENI represents segment net income before taxes excluding transaction-related charges. Transaction-related charges arise from Blackstone’s initial public offering (“IPO”) and long-term retention programs outside of annual deferred compensation and other corporate actions, including acquisitions. Transaction-related charges include equity-based compensation charges, the amortization of intangible assets and contingent consideration associated with acquisitions. ENI presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages.

•

Economic Net Income After Taxes represents ENI adjusted to reflect the implied provision (benefit) for income taxes calculated using a similar methodology as applied in calculating the tax provision (benefit) for The Blackstone Group L.P. but consistent with the ENI concepts as noted above.

•

Blackstone uses Net Fee Related Earnings from Operations as a key measure to highlight earnings from operations excluding: (a) the income related to performance fees and related carry plan costs, (b) income earned from Blackstone’s investments in the Blackstone Funds, and (c) realized and unrealized gains (losses) from other investments except for such gains (losses) from Blackstone’s Treasury cash management strategies. Blackstone uses Net Fee Related Earnings from Operations as a measure to assess whether recurring revenue from its businesses is sufficient to adequately cover all of its operating expenses and generate profits. Net Fee Related Earnings from Operations equals contractual fee revenues, investment income from Blackstone’s Treasury cash management strategies and interest income, less (a) compensation expenses (which includes amortization of non-IPO and non-acquisition-related equity-based awards, but excludes amortization of IPO and acquisition-related equity-based awards, carried interest and incentive fee compensation), (b) other operating expenses, and (c) cash taxes due on earnings from operations as calculated using a similar methodology as applied in calculating the current tax provision (benefit) for The Blackstone Group L.P.

•

Blackstone uses Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (“EBITDA-NFRE”) as a measure of segment performance and an indicator of its ability to cover recurring operating expenses. EBITDA-NFRE equals Net Fee Related Earnings from Operations before segment interest expense, segment depreciation and amortization, segment amortization of non-cash deferred compensation and the cash taxes included in Net Fee Related Earnings from Operations.

•

Distributable Earnings, which is derived from Blackstone’s segment reported results, is a supplemental measure to assess performance and amounts available for distributions to Blackstone unitholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings partnerships. Distributable Earnings is intended to show the amount of net realized earnings without the effects of the consolidation of the Blackstone Funds.

Distributable Earnings, which is a component of Economic Net Income, is the sum across all segments of: (a) Total Management and Advisory Fees, (b) Interest and Dividend Revenue, (c) Other Revenue, (d) Realized Performance Fees, and (e) Realized Investment Income (Loss); less (a) Compensation, (b) Realized Performance Fee Compensation, (c) Other Operating Expenses, and (d) Cash Taxes and Payables Under the Tax Receivable Agreement. Distributable Earnings is reconciled to Blackstone’s Consolidated Statement of Operations. It is Blackstone’s current intention that on an annual basis it will distribute to unitholders all of its Distributable Earnings, less realized investment gains and returns of capital from investments and acquisitions, in excess of amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter.

THE BLACKSTONE GROUP L.P.

Exhibit 7.  Definitions of Non-GAAP Financial Information

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.